EX-99.23(h)(29)

                                    AMENDMENT
                                       TO
                            TRANSFER AGENCY AGREEMENT

     AMENDMENT made as of this 2nd day of May 2005, by and between JNL Series Trust, a Massachusetts business trust (the "Trust"), and Jackson National Asset Management, LLC, a Michigan limited liability company ("JNAM").

                                   WITNESSETH

     WHEREAS, the Trust and JNAM entered into a Transfer Agency Agreement (the "Agreement") dated January 31, 2001; and

     WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds ("Funds") of the Trust and the owners of record thereof; and

     WHEREAS, the Funds in existence on the date of the Agreement ("Current Portfolios") are set forth in the Agreement; and

     WHEREAS, in order to reflect the replacement of Putnam Investment Management, Inc. as a sub-adviser to JNL/Putnam International Equity Fund of the JNL Series Trust, the merger of JNL/Alliance Capital Growth Fund into JNL/T. Rowe Price Established Growth Fund and the addition of three new funds.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated May 2, 2005, attached hereto.

2. This Amendment may be executed in two or more counterparts which together shall constitute one document.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.
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ATTEST:                                              JNL SERIES TRUST

                                                     By:
--------------------------------------------              ------------------------------------------------
                                                              Mark D. Nerud
                                                              Vice President, Treasurer and
                                                              Chief Financial Officer

ATTEST:                                             JACKSON NATIONAL ASSET MANAGEMENT, LLC

                                                     By:
--------------------------------------------              ------------------------------------------------
                                                              Susan S. Rhee
                                                              Vice President, Counsel and Secretary

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                                                                      SCHEDULE A
                                                               DATED MAY 2, 2005

JNL/AIM Large Cap Growth Fund
JNL/AIM Real Estate Fund
JNL/AIM Small Cap Growth Fund
JNL/Alger Growth Fund
JNL/Eagle Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/FMR Balanced Fund
JNL/FMR Capital Growth Fund
JNL/Franklin Templeton Small Cap Value Fund
JNL/Goldman Sachs Mid Cap Value Fund
JNL/JPMorgan International Equity Fund
JNL/JPMorgan International Value Fund
JNL/Lazard Small Cap Value Fund
JNL/Lazard Mid Cap Value Fund
JNL/Mellon Capital Management S&P 500 Index Fund
JNL/Mellon Capital Management S&P 400 MidCap Index Fund
JNL/Mellon Capital Management Small Cap Index Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund
JNL/Oppenheimer Global Growth Fund
JNL/Oppenheimer Growth Fund
JNL/PIMCO Total Return Bond Fund
JNL/Putnam Equity Fund
JNL/Putnam Midcap Growth Fund
JNL/Putnam Value Equity Fund
JNL/Salomon Brothers High Yield Bond Fund
JNL/Salomon Brothers Strategic Bond Fund
JNL/Salomon Brothers U.S. Government & Quality Bond Fund
JNL/Select Balanced Fund
JNL/Select Large Cap Growth Fund
JNL/Select Global Growth Fund
JNL/Select Money Market Fund
JNL/Select Value Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Value Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Aggressive Growth Fund